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                                                                   EXHIBIT 10.14


                        AMENDMENT TO EMPLOYMENT AGREEMENT



         THIS AMENDMENT TO EMPLOYMENT AGREEMENT, which was made the first day of January, 2001, by Select Media Communications, Inc. ("Company" or "Select"), a New York corporation and James F. Mongiardo, an individual residing at 272 Oakland Street, Wellesley, Massachusetts (hereinafter called "Executive"), made this 22nd day of June, 2001.

         Section 7 of the Employment Agreement is deleted and replaced by the following:

         "7. Stock. As of the date of this Amendment, the Company shall issue to the Executive a seven year warrant to purchase two million one hundred thousand (2,100,000) common shares of the Company's stock at the closing price on the Over The Counter Bulletin Board on June 22, 2001. The warrant shall be exercised pursuant to a cashless exercise provision and contain standard provisions as to anti-dilution, transferability, etc."

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to Employment Agreement effective June 22, 2001.



                                            SELECT MEDIA COMMUNICATIONS, INC.


/s/ James F. Mongiardo                      By: /s/ Chester R. Simmons
----------------------------                    -----------------------------
JAMES F. MONGIARDO                              Name:  Chester R. Simmons
                                                Title: Board Member